Exhibit 10.12

DRAWN AND/OR PREPARED BY:

Attorney-at-Law
Lex Caribbean Law Offices
Worthing Corporate Centre
Worthing, Christ Church Barbados

DEBENTURE MORTGAGE

STAMPED TO SECURE BDS$9,000,000.00 and US$4,500,000.00 OR THE EQUIVALENT IN BARBADOS DOLLARS

BARBADOS

THIS DEBENTURE AND DEED OF CHARGE by way of Legal Mortgage is made as of the 15th day of November, 2007 BETWEEN PSMT (BARBADOS) INC., a company incorporated under the provisions of the Companies Act Chapter 308 of the Laws of Barbados as Company No. 17693 and having its registered office situate at Aastra Law, Pinfold Street, Bridgetown, Barbados in this Island (hereinafter called “the Borrower”) of the FIRST PART REGAN LODGE INC. a company registered under the provisions of the Companies Act Chapter 308 of the Laws of Barbados as Company No. 19916 which resulted from the amalgamation of Green Lodge Inc. (Company No. 19662) and Regan Lodge Inc. (Company No. 19394) and having its registered office situate at Musson Building, Hincks Street in the City of Bridgetown in this Island (hereinafter called “the Mortgagor”) of the SECOND PART AND CITICORP MERCHANT BANK LIMITED a licensed bank and trust company incorporated in the Republic of Trinidad & Tobago and registered as an External Company under the provisions of the Companies Act Chapter 308 of the Laws of Barbados as Company No. 16184 and having its principal office in Barbados situate at ITC Building Warrens Commercial Centre Warrens in the parish of Saint Michael in this Island on its own behalf and as security trustee for Citibank N.A. acting through its International Banking Facility (hereinafter sometimes called “the Mortgagee”) of the THIRD PART.

WHEREAS Citicorp Merchant Bank Limited (hereinafter sometimes called “Citicorp”) has at the request of the Borrower agreed to grant and advance to the Borrower the sum of BDS$9,000,000.00 or other banking and credit facilities or accommodation upon the terms and conditions contained and implied in the Citicorp Loan Agreement as hereinafter defined and upon the terms and conditions contained in this Debenture Mortgage.

AND WHEREAS Citibank N.A. through its International Banking Facility (hereinafter called “Citibank”) has at the request of the Borrower agreed to grant and advance to the Borrower the sum of US$4,500,000.00 or other banking and credit facilities or accommodation upon the terms and conditions contained and implied in the Citibank Promissory Note as hereinafter defined and upon the terms and conditions contained in this Debenture Mortgage.

AND WHEREAS Citibank has obtained the approval of the Exchange Control Authority of the Central Bank of Barbados to grant and extend to the Borrower the sum of US$4,500,000.00.

AND WHEREAS the Borrower and the Mortgagor are affiliated companies within the meaning of Section 440 of the said Companies Act and the respective boards of directors and shareholders of the Borrower and of the Mortgagor have resolved that it is desirable and in the interest of the Borrower and the Mortgagor that the Borrower and the Mortgagor should in consideration of the loan and other credit facilities and accommodation provided or about to be provided to the Borrower by the Citicorp and Citibank execute and grant to the Mortgagee such security as is hereinafter contained and hereunder implied.

AND WHEREAS the Mortgagor is the estate owner of the fee simple absolute in possession in the Land as hereinafter defined and described in the First Schedule hereto subject as appears in the Second Schedule hereto and subject also to the charge mentioned in the Third Schedule hereto and the monies principal interest and otherwise now remaining secured thereby but otherwise free from encumbrances.

AND WHEREAS the Mortgagor has agreed to join in these presents for the purpose of providing the Land and other property of the Mortgagor as security for the Loans as hereinafter defined.

NOW THIS DEED WITNESSETH as follows:

1.1 In this Debenture Mortgage:-

“Barbados Dollars” or “BDS$” means the lawful currency of Barbados.

“Citibank Agreed Rate” means the rates set out in the Citibank Promissory Note or from time to time agreed between the Borrower and Citibank.

“Citibank Loan” means the sum of US$4,500,000.00 and (i) all and any amounts owing by the Borrower to Citibank pursuant to the terms of the Citibank Promissory Note (ii) interest to the date of payment at such rate and upon such terms as may from time to time be agreed (or if not agreed according to the usual practice of Citibank), as well after as before any demand or judgment; (iii) commissions, fees and other charges; and (iv) all legal and other costs charges and expenses incurred by Citibank in relation to the Borrower or the properties hereby mortgaged or the other assets hereby charged on a full indemnity basis.

“Citibank Promissory Note” means the Promissory Note dated          the day of                      made by the Borrower payable to Citibank and includes any other facility or agreement between Citibank and the Borrower.

“Citicorp Agreed Rate” means the rates set out in the Citicorp Loan Agreement or from time to time agreed between the Borrower and Citicorp.

“Citicorp Loan” means the sum of BDS$9,000,000.00 and (i) all and any amounts owing by the Borrower to the Citicorp pursuant to the terms of the Citicorp Loan Agreement, (ii) interest to the date of payment at such rate and upon such terms as may from time to time be agreed (or if not agreed according to the usual practice of the Citicorp), as well after as before any demand or judgment; (iii) commissions, fees and other charges; and (iv) all legal and other costs charges and expenses incurred by Citicorp in relation to the Borrower or the properties hereby mortgaged or the other assets hereby charged on a full indemnity basis.

“Citicorp Loan Agreement” means the Loan Agreement dated the          day of                      and made between Citicorp and the Borrower and includes any other facility or agreement between Citicorp and the Borrower.

“Land” means the land more particularly described in the First Schedule hereto.

“Lenders” mean Citibank and the Mortgagee together;

“Loan Agreements” mean the Citibank Promissory Note and the Citicorp Loan Agreement together.

“Loans” means the Citibank Loan and the Citicorp Loan together.

“Secured Liabilities” means all monies obligations and liabilities whatsoever whether for principal interest or otherwise in whatever currency which may now or at any time in the future be due owing or incurred by the Borrower or the Mortgagor to the Mortgagee or either of the Lenders whether present or future actual or contingent and whether alone severally or jointly as principal guarantor surety or otherwise and in whatever name or style and whether on any current or other account or in any other manner whatsoever.

“United States Dollars” or “US$” means lawful currency of the United States of America.

1.2 Subject to any expressed provisions to the contrary herein contained the provisions and definitions contained in or implied by the Property Act Chapter 236 of the Laws of Barbados shall apply and extend to this Deed.

2.1 In pursuance of the said recited agreements and in consideration of the sum or sums of money which are now or may hereafter be lent and paid by the Lenders to or on behalf of the Borrower, the Borrower and the Mortgagor hereby jointly and severally covenant with the Mortgagee:-

(a) to pay all sums due in respect of the Citicorp Loan and in respect of the Citibank Loan in accordance with the terms of the Loan Agreements together with interest on all such sums at the Citicorp Agreed Rate or the Citibank Agreed Rate, as the case may be, computed from the date of advance of the same as well after as before any judgment obtained hereunder, usual commission and lawful bank charges.

3.1 In further pursuance of the said recited agreement and for the consideration aforesaid the Borrower as mortgagor and as beneficial owner hereby CHARGES to the Mortgagee with the payment to Citibank and to Citicorp in accordance with the covenants herein contained or implied or in the Citibank Promissory Note or the Citicorp Loan Agreement for the payment and discharge of the Citibank Loan and interest thereon and the Citicorp Loan and interest thereon and all other moneys hereby or in the Citibank Promissory Note or the Citicorp Loan Agreement expressly or impliedly covenanted to be paid by the Borrower and/or the Mortgagor as a continuing security on:-

FIRSTLY ALL AND SINGULAR the freehold and leasehold property of the Borrower and all rights-of-way, easements, licences and privileges, appurtenant or appertaining thereto both present and future

SECONDLY all plant, machinery, equipment, furniture, fittings, fixtures (including trade fixtures), vehicles, goods, inventory, stock in trade and other items of personal property of the Borrower which at any time hereafter may belong to or be vested in the Borrower or be brought or placed thereon or used in connection therewith

THIRDLY all of the Borrower’s right, title and interest in all present and future book debts, accounts and other accounts receivables, contract rights, cash balances, choses in action, stocks, shares, bonds and securities of any kind whatsoever and any interests arising therefrom

FOURTHLY the goodwill and the uncalled capital of the Borrower both present and future

FIFTHLY the undertaking and all other personal property and assets of the Borrower both present and future

SIXTHLY all existing and future insurance policies pertaining to the property charged hereby and the proceeds therefrom

The charge hereby created shall as regards the property firstly described above be a fixed first charge and as regards the property secondly to sixthly described above shall be a floating charge but so that the Borrower shall not without the consent in writing of the Mortgagee create any mortgage debenture or charge upon and so that no lien shall (subject as herein provided) in any case or in any manner arise on or affect any part of the property secondly to sixthly described above ranking either in priority to or pari passu with the charge hereby created. The Mortgagee may at any time by notice in writing to the Borrower convert such floating charge into a fixed charge as regards all the assets covered thereby or any assets specified in the notice which the Mortgagee may in its absolute discretion consider to be in jeopardy or which may become the subject of an injunction.

3.2 In further pursuance of the said recited agreement and for the consideration aforesaid the Mortgagor as mortgagor and as beneficial owner hereby CHARGES to the Mortgagee with the payment to Citibank and to Citicorp in accordance with the covenants herein contained or implied or in the Citibank Promissory Note or the Citicorp Loan Agreement for the payment and discharge of the Citibank Loan and interest thereon and the Citicorp Loan and interest thereon and all other moneys hereby or in the Citibank Promissory Note or the Citicorp Loan Agreement expressly or impliedly covenanted to be paid by the Borrower and/or the Mortgagor as a continuing security on:-

FIRSTLY ALL AND SINGULAR the freehold and leasehold property of the Mortgagor and all rights-of-way, easements, licences and privileges, appurtenant or appertaining thereto both present and future including (without prejudice to the generality of the foregoing) the estate in fee simple absolute in possession of the Mortgagor of and in ALL THAT the land and property described in the First Schedule hereto (the “Land”) subject however as appears in the Second Schedule hereto

SECONDLY all plant, machinery, equipment, furniture, fittings, fixtures (including trade fixtures), vehicles, goods and other items of personal property of the Mortgagor which at any time hereafter may belong to or be vested in the Mortgagor or be brought or placed thereon or used in connection therewith

THIRDLY all of the Mortgagor’s right, title and interest in all present and future book debts, accounts and other accounts receivables, contract rights, cash balances, choses in action, stocks, shares, bonds and securities of any kind whatsoever and any interests arising therefrom

FOURTHLY the goodwill and the uncalled capital of the Mortgagor both present and future

FIFTHLY the undertaking and all other personal property and assets of the Mortgagor both present and future

SIXTHLY all existing and future insurance policies pertaining to the property charged hereby and the proceeds therefrom subject to the prior charge particulars of which are contained in the Third Schedule hereto but otherwise free from encumbrances.

The charge hereby created shall as regards the property firstly described above be a fixed charge subject to the prior charge particulars of which are contained in the Third Schedule hereto and as regards the property secondly to sixthly described above shall be a floating charge but so that the Mortgagor shall not without the consent in writing of the Mortgagee create any mortgage debenture or charge upon and so that no lien shall (subject as herein provided) in any case or in any manner arise on or affect any part of the property secondly to sixthly described above ranking either in priority to or pari passu with the charge hereby created. The Mortgagee may at any time by notice in writing to the Mortgagor convert such floating charge into a fixed charge as regards all the assets covered thereby or any assets specified in the notice which the Mortgagee may in its or their absolute discretion consider to be in jeopardy or which may become the subject of an injunction.

3.3 The Borrower and / or the Mortgagor if and when required by the Mortgagee so to do execute to the Mortgagee or as the Mortgagee shall direct such further legal or other mortgages or charges as the Mortgagee shall require of and on all the Borrower and/or the Mortgagor’s estate and interest in any premises and property now belonging to the Borrower or the Mortgagor or which may hereafter be acquired by or belong to the Borrower or the Mortgagor (including any vendor’s lien) to secure all monies and liabilities hereby agreed to be paid or intended to be hereby secured such mortgages or charges to be prepared at the cost of the Borrower and / or the Mortgagor and to be substantially in accordance with and subject to the terms and conditions contained in this Deed including a power of sale and all other clauses for the benefit of Mortgagee as the Mortgagee may reasonably require.

4. During the continuance of this security the Borrower and / or the Mortgagor jointly and severally covenant with the Mortgagee in the following manner:-

(a) to furnish to the Mortgagee such financial information regarding the Borrower and/or the Mortgagor as is set out in the Loan Agreements and also from time to time such other information respecting the assets and liabilities of the Borrower or the Mortgagor as the Mortgagee may reasonably require;

(b) to keep all buildings and inventories of stock in trade and other insurable property subject hereto insured from loss or damage by fire, hurricane, earthquake, riot and strike and against loss or damage by or from such additional perils risks or events as in the name of the

Mortgagee at a level of insurance coverage that is used for properties of similar use and value and with an insurance company that is approved from time to time by the Mortgagee and to forthwith deliver the certificates of insurance evidencing the policy or policies for every such insurance to the Mortgagee and to also duly and regularly pay the premiums and other sums of money necessary for keeping on foot such insurances and deliver the appropriate insurance certificate evidencing renewal of the insurance policy to the Mortgagee at least five days before the same shall become due and if the Borrower and / or the Mortgagor have failed to comply with the provisions of this section, the Mortgagee may require any noncomplying insurance of the said buildings and other property to be cancelled and new insurance of the said buildings and other buildings and other property to be effected in a company or companies to be named by the Mortgagee and also may without reference to the Borrower or the Mortgagor effect or maintain any insurance herein provided for and mortgage clauses in a form approved by the Mortgagee shall be attached to all such insurance policies and the foregoing covenants and provisions as to insurance shall apply to all buildings and other property whether now or hereafter erected on the property and in the case of inventories of stock in trade wherever situate and that in case the Borrower or the Mortgagor shall neglect to effect any such insurance or to pay any such premium and to deliver the renewal insurance certificate therefor or in any respect to comply with the provisions of this covenant then and in every such case happening it shall be lawful for the Mortgagee in its absolute discretion to insure the said buildings and other property or any of them in manner aforesaid or to any less amount And it is hereby declared that all moneys received under or by virtue of any such insurance as aforesaid are hereby charged to and shall be paid to the Mortgagee (or if not paid by the insurers directly to the Mortgagee held on trust for the Mortgagee) and shall at the option of the Mortgagee either be applied in or towards rebuilding reinstating or repairing the buildings and other property destroyed or damaged or in or towards payment of the moneys for the time being secured by these presents and further that the Borrower and the Mortgagor will not suffer permit or allow any act to be done or omitted to be done which would result in the cancellation of any of the insurances required to be carried pursuant hereto or which would afford the insurers a valid defence in law to any claim by the Borrower or the Mortgagor under any of the policies of insurance required to be carried hereunder;

(c) to give to the Mortgagee such particulars relating to the buildings and other insurable property subject hereto or any part thereof and such assistance as the Mortgagee shall reasonably require for the purpose of effectuating any such insurance as aforesaid;

(d) if the Mortgagee shall give to the Borrower and the Mortgagor particulars of any insurance effected by the Mortgagee in respect of any buildings or other insurance property subject hereto, while such insurance remains in force except with the written consent of the Mortgagee not to effect or keep in force any other policy insuring the same buildings or other insurance property or any part thereof against the same risks;

(e) to immediately inform the Mortgagee of any circumstances which may affect the validity of and/or the premium payable under any policy of insurance;

(f) to keep all buildings and other property subject hereto in good and substantial repair and condition and permit the Mortgagee and the agents of the Mortgagee upon giving two (2) days prior notice of the same at all reasonable times during the day time and without any further consent to enter into and upon any lands and premises of the Borrower and / or the Mortgagor subject to this charge and inspect the buildings and other property subject hereto and view the state thereof and upon receipt of notice in writing from the Mortgagee immediately to remedy restore repair amend and make good all such defects decays wants of reparation amendment and upkeep of the property subject hereto as the Mortgagee may reasonably require and if the Borrower or the Mortgagor shall neglect to do so the Mortgagee may at its or their discretion enter upon the said lands and premises from time to time in order to repair and keep in repair the said buildings and other property and without thereby becoming liable as a mortgagee in possession.

(g) not without the written consent of the Mortgagee first had and obtained to make or permit or suffer to be made any material change or addition whatsoever to the lands and buildings subject hereto or the use thereof;

(h) not do or permit or suffer to be done or permitted anything in consequence whereof the buildings and other property subject hereto may in any way deteriorate or lessen in value or any policy of insurance be increased;

(i) to maintain their corporate existence in good standing under the laws of Barbados and do all such acts and things and file such returns and documents to and with the competent authorities in Barbados in order to comply in all material respects with all laws in force governing companies in Barbados and affecting the Borrower and the Mortgagor and will in the event or reorganisation reconstruction of the Borrower or the Mortgagor execute all such instruments acts and things (if any) as may reasonably be required by the Mortgagee to ensure that all the covenants and obligation binding on the Borrower and the Mortgagor hereunder shall continue to bind the successors of the Borrower and of the Mortgagor;

(j) to keep proper books of accounts and records in accordance with sound accounting practices and ensure that the same shall be open for inspection by or on behalf of the Mortgagee;

(k) except for the Permitted Liens (as described in the Citicorp Loan Agreement) not apply for or accept any lien which by virtue of any statute law or regulation will rank pari passu or in priority to this security in respect of the property hereby charged or any part thereof without first obtaining the written consent of the Mortgagee;

(1) to insure and keep insured to the reasonable satisfaction of the Mortgagee against liability to pay compensation under the National Insurance Act and Occupier’s Liability Act from time to time in force in Barbados;

(m) not to permit the withdrawal from the Borrower or the Mortgagor of any capital or allow any reconstruction or corporate reorganisation which may result in any such withdrawal nor engage in any capital expenditure in an amount in excess of US$500,000 (or the equivalent thereof) without the prior approval of the Mortgagee, such consent not to be unreasonably withheld;

(n) not without the written consent of the Mortgagee first had and obtained to sell, lease, transfer, part with the possession of or otherwise dispose of any of their freehold or leasehold interest in any of their real property;

(o) not without the written consent of the Mortgagee first had and obtained to sell, lease, transfer, part with possession of or otherwise dispose of any of their material property or assets which shall be required for the efficient carrying on of its business, such written consent of the Mortgagee not to be unreasonably withheld, provided however that the Mortgagee may withhold such consent if in its sole discretion such sale, lease, transfer, disposal of possession or other disposal shall or may affect the value or level of the security it requires for any of its loans or other sums due to it by the Borrower.

(p) except for loans and guarantees permitted pursuant to Section 4.01(1) of the Citicorp Loan Agreement, not to make any loans or give any guarantees without the prior written approval of the Mortgagee (such consent not to be unreasonably withheld);

(q) to comply with all enactments and regulations under the Town and Country Planning Act Chapter 240 of the Laws of Barbados for the time being in force and with all By-Laws whether under that Act or in any other legislation which may affect any property of the Borrower or of the Mortgagor from time to time;

(r) to punctually pay and indemnify the Mortgagee and any receiver appointed by it against all existing and future rent rates taxes duties levies deductions charges withholdings assessments impositions and outgoings whatsoever (whether imposed by agreement statute or otherwise and whether in the nature of capital or revenue and even if wholly novel) now or at any time during the continuance of this security payable in respect of the property hereby secured or any part thereof or by the owner or occupier thereof. If any such sums shall be paid by the Mortgagee or by any such receiver the same shall be repaid by the Borrower or the Mortgagor on demand with interest at the Citibank Agreed Rate or at the Citicorp Agreed Rate;

(s) not without the prior consent in writing of the Bank cause or permit any person to be registered under the Land Registration Act Chapter 229 of the Laws of Barbados as proprietor of the Land or any part thereof or interest therein nor without such consent shall the Borrower or the Mortgagor create or permit to arise any overriding interest affecting the Land within the definition in that Act; provided however that the Mortgagor may with the written consent of the Mortgagee, which said consent shall not be unreasonably withheld, become registered under the said Land Registration Act as the proprietor of the Land or part thereof;

(t) to maintain any and all regulatory registrations, approvals, consents, licences and filings registered by the Borrower or the Mortgagor in order to properly conduct its business, including to grant the security over the property hereby secured;

(u) to conduct and carry on their business in a proper and efficient manner and not make any substantial alteration in the nature of or mode of conduct of that business;

(v) to furnish to the Mortgagee on an annual basis evidence of payment of Value Added Tax, Pay As You Earn deductions, National Insurance contributions and other statutory payments;

(w) to repay to the Mortgagee immediately on demand all moneys expended by the Mortgagee:-

(i) in carrying out repairs to or work upon any property as authorised by this Deed;

(ii) in paying all charges in connection with any inspection of any property of the Borrower or of the Mortgagor for the purposes of this security or in connection with any such repairs or work as aforesaid;

(iii) in effecting any insurance policy on the buildings or other insurance property subject in accordance with this Deed;

(iv) in taking recovering and keeping possession of any property of the Borrower or of the Mortgagor and generally in any other proceedings taken to realise the moneys hereby secured or in perfecting or protecting the security for the said moneys together with a proper allowance for the time and services of any person appointed by the Mortgagee and all Attorneys-at-Law and agents’ charges and commissions for or in respect of the collection of any overdue interest the principal sum insurance premiums taxes or any other moneys whatsoever payable by the Borrower and / or the Mortgagor hereunder and in relation to any other matter hereunder whether any action or other judicial proceeding to enforce such payment has been taken or not.

PROVIDED ALWAYS that all moneys expended by the Mortgagee as aforesaid shall carry interest at the appropriate rate and until payment the same with interest as aforesaid shall be a charge on the property.

5. The Borrower and the Mortgagor hereby further jointly and severally covenant with the Mortgagee that during the continuance of this security neither the Borrower nor the Mortgagor shall at any time without the prior consent in writing of the Mortgagee:-

(a) except for Permitted Liens, create or attempt to create or permit to subsist any mortgage or charge upon or permit any lien or other encumbrance to exist or arise on or affect any part of the properties hereby secured;

(b) except for loans and indebtedness permitted pursuant to Section 4.01(1) of the Citicorp Loan Agreement, apply for any loan or incur any further indebtedness or borrow any sums of money in addition to the facilities hereby secured;

(c) except for loans and indebtedness permitted pursuant to Section 4.01(1) of the Citicorp Loan Agreement, permit any subsidiaries now or hereafter wholly owned or controlled by the Borrower or the Mortgagor to increase any existing borrowings or enter into any new borrowings;

(d) pay any dividends or make any distributions to any of the shareholders of the Borrower;

(e) repay any loans to directors or shareholders of the Borrower or the Mortgagor or repay any inter company loans until the facilities hereby secured are repaid in full unless the Mortgagee shall be duly satisfied that such repayment shall not affect the Borrower’s or the Mortgagor’s ability to fulfill its obligations under the Loan Agreements or this Debenture Mortgage;

(f) sell any accounts receivables with or without recourse(other than sells in the ordinary course of business for collection of past due accounts receivables);

(g) enter into any sale or leaseback transactions for the sale or leaseback of any of the assets of the Borrower or of the Mortgagor;

(h) except as permitted pursuant to the Loan Agreements, make or permit to be made any loans, investments or advances;

(i) except as permitted pursuant to the Loan Agreements, consolidate with or amalgamate into any other company or society or sell all or substantially all of its assets or permit any other company or society to amalgamate into the Borrower or the Mortgagor or acquire all or a substantial part of the assets or capital stock of the Borrower or of the Mortgagor or of any other person, firm or company if such acquisition is analogous in either purpose or effect to a consolidation or amalgamation.

6.1 If any Event of Default shall occur and be continuing then:

(a) the Lenders shall cease to be under any further commitment to the Borrower and the Mortgagor and may at any time thereafter (notwithstanding any conflicting agreement or arrangement) declare the Secured Liabilities (or such of them as the Mortgagee may specify) to be immediately due and payable or payable forthwith on demand;

(b) the security hereby constituted shall become immediately enforceable and the power of sale and other powers conferred by the Property Act, CAP 236 of the Laws of Barbados (the “Property Act”) as varied or extended by this Debenture Mortgage shall become immediately exercisable without the restrictions contained in the Property Act as to the giving of notice or otherwise; and

(c) the floating charges hereby created shall immediately attach and become fixed charges.

6.2 Each of the following events shall constitute an Event of Default, that is to say:

(a) if default is made in the payment of any principal to Citicorp under the terms of the Citicorp Loan Agreement under the Citibank Promissory Note; or if default is made in the payment of any interest or any other sum of money payable to Citicorp under the terms of the Citicorp Loan Agreement or to Citibank under the terms of the Citibank Promissory Note or hereunder within five (5) Business Days of the date such amount become due and payable;

(b) if the Borrower fails to perform or observe any covenant, agreement or obligation on the part of the Borrower contained in the Loan Agreements beyond any cure periods provided therein;

(c) if the Borrower or the Mortgagor fails to perform or observe any covenant, agreement or obligation on the part of the Borrower or the Mortgagor contained herein and such failure continues for more than 30 consecutive days after written notice from the Mortgagee to the Borrower or the Mortgagor, as applicable, requiring such failure to be remedied;

(d) if the Borrower defaults under any loan agreement facility letter or other agreement or obligation relating to borrowing (which expression includes all liabilities in respect of accepting endorsing or discounting any notes or bills and all unpaid rental and other liabilities present and future under hire-purchase credit sale conditional sale leasing and similar agreements but excludes any trade payables and the Loan Agreements) or under any guarantee (which expression includes all contingent liabilities undertaken in respect of the obligations or liabilities of any third party including all guarantees indemnities or bonds whether constituting primary or secondary obligations or liabilities) in any case which is outstanding in a principal amount in excess of BDS$500,000.00 (or the then equivalent amount in any other currency) or if any borrowing or other money payable under any of the foregoing becomes or is capable of being declared payable prior to its stated maturity or is not paid when due or if any mortgage charge or other security now or hereafter created by the Borrower or the Mortgagor becomes enforceable or if any facility or commitment now or hereafter available to the Borrower is withdrawn or cancelled by reason of default;

(e) if an Event of Default as defined in either of the Loan Agreements occurs;

(f) if the Land or any material part thereof is compulsorily acquired or requisitioned or notice is given of the intention to compulsorily acquire the Land or any part thereof which materially and adversely affects value of the Collateral;

(g) if any other creditor or an encumbrancer takes possession or exercises or attempts to exercise any power of sale or a receiver is appointed of the whole or any part of the property assets or revenues of the Borrower or of the Mortgagor;

(h) if the Borrower or the Mortgagor ceases or threatens to cease to carry on business or becomes insolvent;

(i) if a distress or execution or other process of law be levied upon or issued against any of the property of the Borrower or of the Mortgagor;

(j) if an order be made or an effective resolution be passed for the winding up of the Borrower or of the Mortgagor;

(k) if a receiver be appointed of any of the Borrower’s or any of the Mortgagor’s property by any court of debenture holder or trustees for debenture holders;

(1) if any security created by any mortgage of charge securing an amount in excess of BDS$250,000.00 (or the then equivalent amount in any other currency) given by the Borrower or by the Mortgagor shall become enforceable and the mortgagee or chargee thereof takes any steps to enforce the same;

(m) if any indebtedness or obligation in an amount in excess of BDS$250,000.00 (or the then equivalent amount in any other currency) of the Borrower or of the Mortgagor for the repayment or any borrowed monies shall become due and payable prior to the specified maturity date thereof due to any default hereunder or is otherwise not paid when due and payable (giving effect to all grace periods therein);

(n) except as permitted pursuant to Section 5(d) hereof, the Borrower or the Mortgagor makes any reduction in its issued share capital;

(o) if any judgment is entered up in the High Court against the Borrower or the Mortgagor or if any order made against the Borrower or the Mortgagor is not complied with or discontinued within a period of ten (10) consecutive days after entry thereof or if an execution distress sequestration or other process is levied or enforced upon or sued out against any part of the property assets or revenues of the Borrower or the Mortgagor;

(p) if the Borrower or the Mortgagor, without the prior consent in writing of the Mortgagee ceases or threatens to cease to carry on the Borrower’s or the Mortgagor’s business or any material part thereof in the normal course or changes the nature or mode of conduct of the Borrower’s or Mortgagor’s trading in any material respect;

(q) if any material part of the property assets or revenues of the Borrower or of the Mortgagor is sold or disposed of or threatened to be sold or disposed of (otherwise than in the normal course of trading) whether in a single transaction or a number of transactions or is nationalised compulsorily acquired seized or appropriated;

(r) if any necessary consent to the user of the property hereby charged for its existing use is revoked or withdrawn or if any notice served with a view to forfeiture of any leasehold premises hereby charged pursuant to Section 167 of the Property Act Chapter 236 (“the Property Act”) is not complied with within the period specified;

(s) if any licence authorisation consent or registration at any time necessary or desirable to enable the Borrower to comply with the Borrower’s obligations to the Mortgagee or to the Lenders or any one of them, or if any licence authorisation consent or registration at any time necessary or desirable to enable the Mortgagor to comply with the Mortgagor’s obligations to the Mortgagee, or to carry on the Borrower’s or the Mortgagor’s business in the normal course shall be revoked withheld or materially modified or shall fail to be granted or perfected or shall cease to remain in full force and effect;

(t) if any representation warranty or undertaking furnished to the Lenders or the Mortgagee at or prior to the date of this Debenture Mortgage or from time to time thereafter made to the Mortgagee by the Borrower or the Mortgagor is or becomes incorrect or misleading in a material respect.

(u) if either the Borrower or the Mortgagor:

(i) becomes insolvent, or commits any act of bankruptcy, within the meaning of the Bankruptcy and Insolvency Act, 2001 of the Laws of Barbados; or

(ii) commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a material portion of its indebtedness; or

(iii) makes a general assignment for the benefit of or a composition with its creditors; or

(iv) makes, or gives notice of its intention to make, a proposal within the meaning of Section 12 of the Bankruptcy and Insolvency Act, 2001, or if any such proposal is made in respect of the either of them.

(v) if any guarantee indemnity or other security for any of the Secured Liabilities fails or ceases in any respect to have full force and effect or to be continuing or is terminated or disputed or in the opinion of the Mortgagee is in jeopardy invalid or unenforceable or if this Debenture Mortgage or the security constituted by it is disputed or in the opinion of the Mortgagee is in jeopardy;

(w) if at any time it is or becomes unlawful for the Borrower or the Mortgagor to perform or comply with any or all of its obligations under this Debenture Mortgage or any other agreement between the Borrower and the Mortgagee or any of such obligations of the Borrower or the Mortgagor are not or cease to be legal valid binding and enforceable;

(x) if control (within the meaning of Section 441 of the Companies Act, CAP 308 of the Laws of Barbados) or the power to take control of the Mortgagor or the Borrower is acquired by any person or company or group of affiliates (as defined in such Act) not having control of it at the date of this Debenture Mortgage (unless with the prior consent in writing of the Mortgagee); or

(y) if in the opinion of the Mortgagee a material adverse change occurs in the financial condition results of operations or business of the Mortgagor or the Borrower.

7. It is hereby agreed and declared as follows:

7.01 The security hereby created shall be without prejudice and in addition to any other security or securities of whatever nature and howsoever effected which the Mortgagee may now or from time to time hereafter hold or take from or against the Borrower and/or the Mortgagor.

7.02 This Debenture Mortgage is given by the Borrower and the Mortgagor to the Mortgagee and is accepted and taken by the Mortgagee as a continuing and running security for payment to the Lenders of all money which is now owing or at any time hereafter may be owing by the Borrower or the Mortgagor to the Mortgagee or to the Lenders or for which the Borrower and/or the Mortgagor may be or become liable to the Mortgagee or the Lenders together with interest thereon at the Citicorp Agreed Rate or the Citibank Agreed Rate, as the case may be, from the time or times of the same having been advanced lent or paid as aforesaid, commission, banking charges, law and other costs, charges and expenses, and notwithstanding the money and liabilities hereby secured or intended to be secured may from time to time or at any time or times hereafter be reduced by payments or otherwise yet the Mortgagee may at any time or times hereafter recover under this

Debenture Mortgage any sum or sums which may be found to be due and owing by the Borrower and/or the Mortgagor to the Mortgagee or to the Lenders on a final settlement of account and interest thereon as aforesaid, commission, banking charges, law and other costs, charges and expenses.

7.03 The moneys hereby secured or expressed and intended so to be shall be limited for principal in accordance with the provisions of the Stamp Duty Act, Cap. 91 of the Laws of Barbados and any statutory modification thereof subsisting from time to time during the continuance of this security. The Mortgagee shall be at liberty at any time and from time to time during the continuance of this security in its absolute discretion as it may think fit without reference to the Mortgagor and/or the Borrower to increase the stamp duty already paid thereon to cover any existing or proposed increase in the total indebtedness and liability of the Borrower and/or the Mortgagor to the Mortgagee or to the Lenders expressed to be secured hereunder in excess of the amount for which this Debenture Mortgage is currently stamped if the same is insufficiently stamped for such purpose and all legal costs, charges and expenses incurred by the Mortgagee in connection with such increase of stamp duty shall be deemed to be properly incurred by the Mortgagee.

8. (1) At any time after an Event of Default under Section 6.2 has occurred, the Mortgagee may in writing under the hand of any attorney or manager for the time being of the Mortgagee or any person authorised by the Mortgagee in writing appoint any person or persons (whether an officer of the Mortgagee or not) to be a receiver or receivers or receiver/manager (hereinafter usually referred to as a “receiver’) as to remuneration or otherwise the Mortgagee shall think fit and remove any receiver so appointed and appoint another or others in his or their place.

(2) Any receiver so appointed shall be deemed to be the agent of the Borrower and of the Mortgagor (which shall alone be responsible for his or their acts or defaults and for his or their remuneration) and the Mortgagee and any receiver so appointed shall have power at any time after an Event of Default under Section 6.2 has occurred (and without obtaining any further consent of or giving any notice to the Borrower or the Mortgagor):

(a) to take possession of collect and get in any property hereby charged and for that purpose to take any proceedings in the name of the Borrower and / or the Mortgagor or otherwise as may seem expedient;

(b) to carry on manage or concur in carrying on and managing the business of the Borrower and / or the Mortgagor or any part thereof and for any of those purposes to raise or borrow any money that may be required upon the security of the whole or any part of the property hereby charged in priority to this Deed or otherwise;

(c) to sell or concur in selling (but where necessary with the leave of the Court) and to let or concur in letting and to accept surrenders or leases or tenancies of all or any of the property hereby charged or mortgaged and to carry any such sale letting or surrender into effect by conveying leasing letting or accepting surrenders in the name and on behalf of the Borrower and / or the Mortgagor or other the estate owner Any such sale may be for cash debentures or other obligations shares stock or other valuable consideration and may be payable in a lump sum or by installments spread over such period as the receiver shall think fit. Plant machinery and other fixtures may be severed and sold separately from the property containing them without the consent of the Borrower or the Mortgagor being obtained thereon;

(d) to make any arrangement or compromise which he or they shall think expedient;

(e) to make and effect all repairs, renewals and any improvements of the Borrower’s and / or the Mortgagor’s plant machinery and effects and maintain or renew all insurances;

(f) to appoint managers, agents, officers, servants and workmen for any of the aforesaid purposes at such salaries and for such periods as the receiver may determine;

(g) to do all such other acts and things as may be considered to be incidental and conducive to any of the matters or powers aforesaid and which he or they lawfully may or can do as agent for the Borrower and the Mortgagor.

(3) All monies received by such receiver shall after providing for his or their remuneration and for all costs and expenses in carrying on the business of the Borrower and / or the Mortgagor or the sale or disposal of the whole or any part of the property hereby charged or mortgaged be applied in providing for:-

(a) all rates rents taxes assessments and outgoings whatever affecting the property hereby charged;

(b) all annual sums or other payments and the interest on all principal sums (if any) having priority to this security;

(c) the premiums on fire or other insurance and the cost of executing repairs, renewals and improvements of the Borrower’s and / or the Mortgagor’s plant, machinery and effects; and

(d) in or towards satisfaction of the money hereby secured and the receiver shall pay the residue (if any) of the monies received by him to the Borrower and / or the Mortgagor.

(4) In appointing or refraining from appointing a receiver the Mortgagee shall not incur any liability to the receiver of the Borrower or the Mortgagor or otherwise.

9. It is hereby agreed and declared as follows:-

(l) All moneys payable hereunder by the Borrower and / or the Mortgagor to the Lenders or any one of them shall be paid to the Lenders or any one of them without any deductions whatsoever at the Mortgagee’s principal place of business in Barbados or at such other place in Barbados as Lenders or any one of them may from time to time designate for the purpose.

(2) Any notice hereunder shall be deemed to be duly served in the case of notice to the Borrower or the Mortgagor if it is addressed to the Borrower or the Mortgagor at and left at or posted by registered post to the property or the Borrower’s or the Mortgagor’s last address known to the Mortgagee and in the case of notice to Mortgagee if it is addressed to the Mortgagee at and left at or posted by registered post to the Mortgagee’s principal place of business in Barbados or the place if any for the time being designated in writing by the Mortgagee for the payment of moneys hereunder and any such notice which is posted as aforesaid shall be deemed to have been served forty-eight (48) hours after the posting thereof.

(3) No delay in the exercise or omission to exercise any right power or remedy available to the Mortgagee upon any default under this Debenture Mortgage shall impair such right power or remedy or be construed as a waiver thereof or as acquiescence in such default nor shall any act or omission of the Mortgagee in respect of any default or any acquiescence by the Mortgagee in any default affect or impair any right power or remedy of the Mortgagee in respect of any other default.

(4) Neither the Borrower nor the Mortgagor shall be entitled to exercise any powers of leasing or accepting surrenders of leases given by any Statute in that behalf except with the consent in writing of the Mortgagee.

(5) The provisions of any Statute restricting the mortgagee’s right of consolidation shall not apply to this Debenture Mortgage.

(6) The taking of a judgment or judgments on any covenant or covenants herein contained shall not operate as a merger of the said covenant or covenants or affect the Lenders’ right to interest at the rate and time herein set forth.

10. The Borrower and the Mortgagor hereby irrevocably appoint the Mortgagee and all others deriving title under the Mortgagee to be the attorney and attorneys of the Borrower and the Mortgagor for it and in its name and on its behalf and as its act and deed or otherwise to sign seal and deliver and otherwise perfect any conveyance by the Mortgagee as mortgagee in any exercise of the power of sale vested in it by virtue of these presents and/or the provisions of the Property Act Chapter 236 of the Laws of Barbados and for that purpose to act by the Mortgagee’s own proper officers agents and attorneys.

10.1 The Borrower hereby certifies by its being a party to these presents that it is a company resident in Barbados for the purposes of the Exchange Control Act of Barbados (as amended).

10.2 The Mortgagor hereby certifies by its being a party to these presents that it is a company resident in Barbados for the purposes of the Exchange Control Act of Barbados (as amended).

IN WITNESS WHEREOF this Debenture Mortgage is executed under Seal in the manner herein appearing.

THE FIRST SCHEDULE HEREINBEFORE REFERRED TO

ALL THAT land (formerly part of a larger area said to contain 20234.27 square metres but found by subsequent survey to contain 20109 square metres or thereabouts itself formerly part of the lands of the Lodge Plantation) situate at the corner of Lodge Road and Highway 2 in the parish of Saint Michael in Barbados containing by admeasurement 16,985 square metres or thereabouts and made up of two parcels of land containing 3,488 and 13,497 square metres and being the lots numbered 2 and 3 respectively delineated and shown on a plan certified on the 2nd day of March 2001 by Michael H. Hutchinson, Land Surveyor ABUTTING AND BOUNDING on a road 7.14 metres wide on lands now or late of Gardiner Austin & Company Ltd. on a public road called Highway 2 on another public road called Lodge Road and on a road 6.23 metres wide or howsoever else the same may abut and bound Together with the buildings and erections thereon.

THE SECOND SCHEDULE HEREINBEFORE REFERRED TO

The easements restrictive covenants and conditions contained or mentioned in a Conveyance dated the 16th day of July, 1971 (recorded in the Registration Office of Barbados on the 17th day of December, 1971 as Deed Number 6314) and made between Cyril A. Thornton et al of the One Part and Rocklyn Bus Co. Limited of the Other Part.

THE THIRD SCHEDULE HEREINBEFORE REFERRED TO

Debenture/Mortgage dated the 7th day of May, 2001 (recorded in the Registration Office of Barbados on the 5th day of July, 2001 Deed Number 4915) and made between Regan Lodge Inc. and Citicorp Merchant Bank Limited.

THE COMMON SEAL of PSMT (BARBADOS) INC. was hereto affixed by Atulkumar Chandubhai Patel in the presence of:-)
)
)

PSMT (BARBADOS) INC. CNR OF LODGE HILL & GREEN HILL ROAD WARRENS, ST MICHAEL BB12001
Witness:	/s/ SHARON C.I. CARTER
Name:	SHARON C.I. CARTER
Address:	22 EALING PARK, STAGE 1 CHRIST CHURCH.
Occupation:	ATTORNEY-AT-LAW

THE COMMON SEAL of REGAN LODGE INC. was hereto affixed by Atulkumar Chandubhai Patel in the presence of:-)
)
)

Witness: Name: Address: Occupation:	/s/ SHARON C.I. CARTER SHARON C.I. CARTER 22 EALING PARK, STAGE 1 CHRIST CHURCH. ATTORNEY-AT-LAW

DATED	2007

PSMT (BARBADOS) INC.

AND

REGAN LODGE INC.

TO

CITICORP MERCHANT BANK LIMITED

DEBENTURE AND DEED OF CHARGE

BY WAY OF LEGAL MORTGAGE

LEX CARIBBEAN

ATTORNEYS-AT-LAW